CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2025, relating to the financial statements and financial highlights of Adler
Value Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended
May 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2025, relating to the financial statements and financial highlights of Evolutionary Tree Innovators Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended May 31, 2025,, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2025, relating to the financial statements and financial highlights of
Wavelength Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended May 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 25, 2025